ETF Opportunities Trust N-CSRS

Exhibit 99.906

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies that the Company’s Report on Form N-CSR for the period ended March 31, 2023  (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	June 8, 2023

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the U.S. Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies that the Company’s Report on Form N-CSR for the period ended March 31, 2023 (the “Report”) fully complies with the requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	June 8, 2023

Name:	/s/ Ann MacDonald
Ann MacDonald
Title:	Assistant Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the U.S. Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.